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[LOGO OF METLIFE(R)]                                VARIABLE ANNUITY APPLICATION                      SEND APPLICATION AND CHECK TO:
                                                                                                               METLIFE INVESTORS USA
Home Office Address (no correspondence)                PrimElite IV(SM) is a service mark of                       INSURANCE COMPANY
222 Delaware Avenue Suite 900 . Wilmington, DE 19899   Primerica, Inc. MetLife Investors USA   Policy Service Office: P.O. Box 10426
                                                     Insurance Company uses this mark pursuant          Des Moines, Iowa 50306-0426
                                                               to a license agreement.
PrimElite IV(SM)                                     Securities offered by PFS Investments Inc.
                                                                                         FOR ASSISTANCE CALL: 800-789-3662, OPTION 2

ACCOUNT INFORMATION

1. ANNUITANT
                                                                     Social
___________________________________________________________________  Security No. __________ -- _____ -- _________   Sex [_] M [_] F
Name              (First)          (Middle)    (Last)

Date of Birth ____/____/______  Phone (_____) _____________________

____________________________________________________________________________________________________________________________________
Address             (Street)                               (City)                                    (State)         (Zip)

(If P.O. Box, you must provide street address in Special Request Section)

2. OWNER (COMPLETE ONLY IF DIFFERENT THAN ANNUITANT)

                                                                     Social Security /
___________________________________________________________________  Tax ID No. _________ -- ______ -- ___________   Sex [_] M [_] F
Name              (First)          (Middle)    (Last)

Date of Birth/Trust ____/____/______  Phone (_____) _______________

____________________________________________________________________________________________________________________________________
Address             (Street)                               (City)                                    (State)         (Zip)

(If P.O. Box, you must provide street address in Special Request Section)

3. JOINT OWNER
                                                                     Social
___________________________________________________________________  Security No. __________ -- _____ -- _________   Sex [_] M [_] F
Name              (First)          (Middle)    (Last)

Date of Birth ____/____/______  Phone (_____) _____________________

____________________________________________________________________________________________________________________________________
Address             (Street)                               (City)                                    (State)         (Zip)

(If P.O. Box, you must provide street address in Special Request Section)

4. BENEFICIARY

Show full name(s), address(es), relationship to Owner, Social Security Number(s), and percentage each is to receive. Use the Special
Requests section if additional space is needed. UNLESS SPECIFIED OTHERWISE IN THE SPECIAL REQUESTS SECTION, IF JOINT OWNERS ARE
NAMED, UPON THE DEATH OF EITHER JOINT OWNER, THE SURVIVING JOINT OWNER WILL BE THE PRIMARY BENEFICIARY, AND THE BENEFICIARIES LISTED
BELOW WILL BE CONSIDERED CONTINGENT BENEFICIARIES.

                                                                                                               -    -
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Primary Name                    Address                                            Relationship         Social Security Number   %

                                                                                                               -    -
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Primary Name                    Address                                            Relationship         Social Security Number   %

                                                                                                               -    -
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Contingent Name                 Address                                            Relationship         Social Security Number   %

                                                                                                               -    -
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Contingent Name                 Address                                            Relationship         Social Security Number   %

5. PLAN TYPE (CHECK ONLY ONE BOX BELOW)                                                  6. PURCHASE PAYMENT

[_] NON-QUALIFIED                                                                        Funding Source of Purchase Payment
                                                                                         ----------------------------------
408 IRA* (check one of the options listed below)                                         [_] Transfer of Assets  [_] Check  [_] Wire

Traditional IRA               SEP IRA                      Roth IRA                      Initial Purchase
---------------               -------                      --------                      Payment $_______________________________
                                                                                                   Make Check Payable to MetLife
[_] Transfer                  [_] Transfer                 [_] Transfer                                    Investors USA

[_] Rollover                  [_] Rollover                 [_] Rollover                  (Estimate dollar amount for 1035 exchanges,
                                                                                         transfers, rollovers, etc.)
[_] Contribution - Year _____ [_] Contribution - Year ____ [_] Contribution - Year _____
                                                                                         Minimum Initial Purchase Payment:
                                                                                            $5,000 NON-QUALIFIED $10,000 QUALIFIED

* THE ANNUITANT AND OWNER MUST BE THE SAME PERSON.


8401 (5/10)                                                  [BAR CODE]                                                       APPPE4
                                                                                                                            MAY 2011
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RIDERS

7. BENEFIT RIDERS (subject to state availability and age restrictions )

These riders may only be chosen at time of application. Please note, there are additional charges for the optional riders. ONCE
ELECTED THESE OPTIONS MAY NOT BE CHANGED.

1)   DEATH BENEFIT RIDER (CHECK ONE. If no election is made, the Principal Protection option will apply.)
     [_] Principal Protection (no additional charge)
     OR
     [_] Annual Step-up

2)   [_] Earnings Preservation Benefit Rider

3)   LIVING BENEFIT RIDER (Optional. Only ONE of the following riders may be elected)
     [_] Guaranteed Withdrawal Benefit (GWB)
     [_] Single Life - Lifetime Withdrawal Guarantee (LWG)
     [_] Joint Life - Lifetime Withdrawal Guarantee (LWG)

COMMUNICATIONS

8. TELEPHONE TRANSFER

I (We) authorize MetLife Investors USA Insurance Company (MetLife Investors USA) or any person authorized by MetLife Investors USA to accept telephone transfer instructions and/or future payment allocation changes from me (us) and my Registered
Representative/Agent. Telephone transfers will be automatically permitted unless you check one or both of the boxes below indicating that you do not wish to authorize telephone transfers. MetLife Investors USA will use reasonable procedures to confirm that instructions communicated by telephone are genuine.

I (We) DO NOT wish to authorize telephone transfers for the following (check applicable boxes):
                                                                                   [_] Owner(s) [_] Registered  Representative/Agent

SIGNATURES

9. REPLACEMENTS

Does the applicant have any existing life insurance policies or annuity contracts?               [_] Yes   [_] No
Is this annuity being purchased to replace any existing life insurance or annuity policy(ies)?   [_] Yes   [_] No
If "Yes," applicable disclosure and replacement forms must be attached.

10. FRAUD STATEMENT & DISCLOSURE

NOTICE TO APPLICANTS:

ARKANSAS, LOUISIANA, RHODE ISLAND, AND WEST VIRGINIA RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and confinement in prison.

DISTRICT OF COLUMBIA RESIDENTS ONLY: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

KENTUCKY RESIDENTS ONLY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE, VIRGINIA AND WASHINGTON RESIDENTS ONLY: IT IS A CRIME TO KNOWINGLY PROVIDE FALSE, INCOMPLETE OR MISLEADING
INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING THE COMPANY. PENALTIES INCLUDE IMPRISONMENT, FINES AND DENIAL OF
INSURANCE BENEFITS.

MARYLAND RESIDENTS ONLY: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

MASSACHUSETTS RESIDENTS ONLY: The variable annuity for which you are making this application gives us the right to restrict or discontinue allocations of purchase payments to the Fixed Account and reallocation from the Investment Divisions to the Fixed
Account. This discontinuance right may be exercised for reasons which include but are not limited to our ability to support the minimum guaranteed interest rate of the Fixed Account when the yields on our Investments would not be sufficient to do so. This discontinuance will not be exercised in an unfairly discriminatory manner. The prospectus also contains additional information about our right to restrict access to the Fixed Account in the future. BY SIGNING THIS APPLICATION, I ACKNOWLEDGE THAT I HAVE RECEIVED,
READ AND UNDERSTOOD THE STATEMENTS IN THIS APPLICATION AND IN THE PROSPECTUS THAT THE FIXED ACCOUNT MAY NOT BE AVAILABLE AT SOME
POINT DURING THE LIFE OF THE CONTRACT INCLUDING POSSIBLY WHEN THIS CONTRACT IS ISSUED.

NEW JERSEY RESIDENTS ONLY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NEW MEXICO RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

OHIO RESIDENTS ONLY: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

PENNSYLVANIA RESIDENTS ONLY: ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT
ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.


8401 (5/10)                                                                                                                   APPPE4
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11. ACKNOWLEDGEMENT AND AUTHORIZATION

I (We) agree that the above information and statements and those made on all pages of this application are true and correct to the best of my (our) knowledge and belief and are made as the basis of my (our) application. I (We) acknowledge receipt of the current prospectus of MetLife Investors USA Separate Account A. PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE
ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.



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(OWNER SIGNATURE & TITLE, ANNUITANT UNLESS OTHERWISE NOTED)



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(JOINT OWNER SIGNATURE & TITLE)



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(SIGNATURE OF ANNUITANT IF OTHER THAN OWNER)

Signed at                                                                       Date
          -------------------------------------------------------------------        -----------------------------------------------
                     (City)                            (State)

12. AGENT'S REPORT

Does the applicant have any existing life insurance policies or annuity contracts?               [_] Yes   [_] No
Is this annuity being purchased to replace any existing life insurance or annuity policy(ies)?   [_] Yes   [_] No
If "Yes," applicable disclosure and replacement forms must be attached.



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AGENT'S SIGNATURE                                                               Phone


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Agent's Name and Number


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Name and Address of Firm


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State License ID Number


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Client Account Number


8401 (5/10)                                                                                                                   APPPE4
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